Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 14 day of July, 2016

AMONG:

SHARKREACH, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 205 Pier Ave., Suite 101, Hermosa Beach, California 90254 (“SharkReach”)

AND:

MIM ACQUISITION CORP., a corporation formed pursuant to the laws of the State of Georgia and a wholly owned subsidiary of SharkReach (the "Acquirer")

AND:

MASTERMIND INVOLVEMENT MARKETING, LLC, a limited liability company formed pursuant to the laws of the State of Georgia and having an office for business located at 1450 West Peachtree Street, Atlanta, Georgia 30309 ("MIM")

AND:

MASTERMIND MARKETING, INC., corporation formed pursuant to the laws of the State of Georgia and having an office for business located at 1450 West Peachtree Street, Atlanta, Georgia 30309 (“MMI”) and VILLANTA CORPORATION, a corporation formed pursuant to the laws of the State of Georgia and having an office for business located at 1129 North Highland Avenue, N.E., Atlanta, Georgia 30306 (“VC”; together with MMI hereinafter collectively referred to the “MIM Owners” and each a “MIM Owner”).

The “Parties” refer to all the above-referenced parties to this Agreement, and each is a “Party”.

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WHEREAS:

A.           MIM is a Georgia limited liability company engaged in the business of providing certain marketing services;

B.           The MIM Owners own 100% of the presently issued and outstanding ownership interests (the "Ownership Interests"), in MIM, where MMI owns seventy (70%) percent of the Ownership Interests and VC owns thirty (30%) percent of the Ownership Interests;

C.           SharkReach is a reporting company whose common stock is quoted on the OTC (Pink) Markets under the symbol “SHRK,” and is a millennial media company that is presently engaged in the business of Influencer marketing through the use of proprietary technology for creating, posting, managing and monitoring branded sharable content;

D.           The respective Boards of Directors of SharkReach and the Acquirer, and the manager and members of MIM, deem it advisable and in the best interests of SharkReach, MIM and the Acquirer that MIM merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Georgia; and

E.           It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means all the SharkReach Common Shares to be issued to the MIM Owners in exchange for the Ownership Interests pursuant the terms of Section 2.6 of this Agreement and Plan of Merger, including but not limited to the Initial Shares, the Additional Shares, the Note Consideration (if paid in SharkReach Common Shares) and the Earn-Out Shares;

(b)	“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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(c)	“Agreement” means this Agreement and Plan of Merger among SharkReach, the Acquirer, MIM, and the MIM Owners;

(d)	“Merger” means the merger, at the Effective Time, of MIM and the Acquirer pursuant to this Agreement and Plan of Merger;

(e)	“Merger Consideration” means the Cash and Acquisition Shares described in Article II;

(f)	“MIM Accounts Payable and Liabilities” means all accounts payable and liabilities of MIM, due and owing or otherwise constituting a binding obligation of MIM (other than an MIM Material Contract), including but not limited to those existing as of March 31, 2016 and otherwise set forth in Schedule “F” hereto – to the extent not paid;

(g)	“MIM Accounts Receivable” means all accounts receivable and other debts owing to MIM, including but not limited to those existing as of March 31, 2016 and otherwise set forth in Schedule “G” hereto – to the extent not collected or written off;

(h)	“MIM Assets“ means all the property and assets of the MIM Business of every kind and description wheresoever situated including, without limitation, MIM Equipment, MIM Inventory, MIM Material Contracts, MIM Accounts Receivable, MIM Cash, MIM Intangible Assets and MIM Goodwill, and all credit cards, charge cards and banking cards issued to MIM;

(i)	“MIM Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of MIM or relating to the MIM Business as set forth in Schedule “M” hereto;

(j)	“MIM Business” means all aspects of the business conducted by MIM, including but not limited to its business plan(s), its client list(s), its sales and marketing plans and forecasts, its memberships in organizations, etc.;

(k)	“MIM Cash” means all cash on hand or on deposit to the credit of MIM on the Closing Date;

(l)	“MIM Debt to Related Parties” means the debts owed by MIM to the MIM Owners or to any family member thereof, or to any affiliate, director or officer of MIM or the MIM Owners as described in Schedule “L” hereto;

(m)	“MIM Equipment” means all machinery, equipment, furniture, and furnishings used in the MIM Business, including, without limitation, the items more particularly described in Schedule “M” hereto;

(n)	“MIM Financial Statements” means the financial statements of MIM, consisting of the unaudited balance sheet of MIM as at September 30, 2015 and 2014, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended, and the unaudited balance sheet of MIM as at March 31, 2016 and December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended, true copies of which are attached as Schedule “N” hereto;

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(o)	“MIM Goodwill” means the goodwill of the MIM Business together with the exclusive right of SharkReach to represent itself as carrying on the MIM Business in succession of MIM subject to the terms hereof, and the right to use any words indicating that the MIM Business is so carried on including the right to use the name "MIM” or “Mastermind Involvement Marketingl" or any variation thereof (other than Mastermind Marketing) as part of the name of or in connection with the MIM Business or any part thereof carried on or to be carried on by MIM and/or the Surviving Company, the right to all corporate, operating and trade names associated with the MIM Business or any variations of such names (other than Mastermind Marketing) as part of or in connection with the MIM Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the MIM Business, all necessary licenses and authorizations and any other rights used in connection with the MIM Business;

(p)	“MIM Insurance Policies” means the public liability insurance and insurance against loss or damage to MIM Assets and the MIM Business as described in Schedule “P” hereto;

(q)	“MIM Intangible Assets” means all of the intangible assets of MIM, including, without limitation, MIM Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of MIM;

(r)	“MIM Inventory” means all inventory and supplies of the MIM Business, including but not limited to that existing as of March 31, 2016 – to the extent not consumed in the ordinary course of business;

(s)	“MIM Material Contracts” means the burden and benefit of and the right, title and interest of MIM in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which MIM is entitled in connection with the MIM Business whereunder MIM is obligated to pay or entitled to receive the sum of $100,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and all those contracts are listed in Schedule “R” hereto; and

(t)	“Ownership Interests” means all of the issued and outstanding Ownership Interests of MIM.

(u)	"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(v)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, 32nd Floor, New York, NY or such other place as SharkReach and MIM may mutually agree upon;

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(w)	"Restricted Business" means MIM’s business as practiced prior to acquisition and social media marketing. Social media marketing (SMM) refers to techniques that target social networks and applications to spread brand awareness or promote particular products. Social media marketing campaigns include, but are not limited to: (1) Establishing a social media presence on major platforms; (2) Creating shareable content and advertorials; and (3) Cultivating customer feedback throughout the campaign through surveys and contests. SMM is a form of Internet marketing that utilizes social networking websites as a marketing tool. The goal of SMM is to produce content that users will share with their social network to help a company increase brand exposure and broaden customer reach.

(x)	“SharkReach Accounts Receivable” means all accounts receivable and other debts owing to SharkReach, on a consolidated basis, including but not limited to that existing as of June 30, 2016 and otherwise set forth in Schedule “X” hereto – to the extent not collected or written off;

(y)	“SharkReach Assets” means all the property and assets of the SharkReach Business of every kind and description wheresoever situated including, without limitation, SharkReach Equipment, SharkReach Inventory, SharkReach Material Contracts, SharkReach Accounts Receivable, SharkReach Cash, SharkReach Intangible Assets and SharkReach Goodwill, and all credit cards, charge cards and banking cards issued to SharkReach, and all of SharkReach’s ownership in any and all subsidiaries of SharkReach (Acquirer and any and all other subsidiaries);

(z)	“SharkReach Business” and the “Business of SharkReach” means all aspects of any business conducted by SharkReach and/or any and all SharkReach subsidiaries;

(aa)	“SharkReach Cash” means all cash on hand or on deposit to the credit of SharkReach and/or Acquirer on the Closing Date;

(bb)	“SharkReach Common Shares” means the shares of voting common stock in the capital of SharkReach;

(cc)	“SharkReach Equipment” means all machinery, equipment, furniture, and furnishings used in the SharkReach Business, including, without limitation, the items more particularly described in Schedule “DD” hereto;

(dd)	“SharkReach Goodwill” means the goodwill of the SharkReach Business including the right to all corporate, operating and trade names associated with the SharkReach Business, or any variations of such names as part of or in connection with the SharkReach Business, all books and records and other information relating to the SharkReach Business, all necessary licenses and authorizations and any other rights used in connection with the SharkReach Business;

(ee)	“SharkReach Intangible Assets" means all of the intangible assets of SharkReach, including, without limitation, SharkReach Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of SharkReach;

(ff)	“SharkReach Inventory” means all inventory and supplies of the SharkReach Business as of June 30, 2016, as set forth in Schedule “GG” hereto;

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(gg)	“SharkReach Material Contracts” means the burden and benefit of and the right, title and interest of SharkReach in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SharkReach is entitled or whereunder SharkReach is obligated to pay or entitled to receive the sum of $100,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and all those contracts are listed in Schedule “HH” hereto;

(hh)	“State Company Law” means the Georgia Business Corporation Code and/or the Georgia Limited Liability Company Act, as applicable;

(ii)	“Surviving Company” means the Acquirer following the merger with MIM.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2         The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3         Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter or number will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

ARTICLE II

THE MERGER

2.1.        The Merger. At Closing, MIM shall be merged with and into the Aquirer pursuant to this Agreement and the separate corporate existence of MIM shall cease and Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

2.2         The Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall take place at the Place of Closing within five business days following satisfaction or waiver of the Conditions Precedent set forth in Article 7 hereof, or at such other place and time as shall be agreed to between the CEO of MIM and the CEO of SharkReach; provided, however, that if such conditions have not been satisfied or waived prior to November 30, 2016 (the “Termination Date”), and the Parties have not mutually agreed to extend such date in writing, then this Agreement shall be terminated as provided in Section 7.6. Such date of Closing, including any extensions mutually agreed to by the Parties, is hereafter referred to as the “Closing Date.”

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2.3         Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article 7 below, at the Closing, the Parties shall cause the Merger to be consummated by filing a certificate of merger relating to the Merger,(the “Certificate of Merger”), with the Secretary of State of the State of Georgia in such form as is required by and mutually agreed upon by the Parties and executed and acknowledged in accordance with the relevant provisions of, the State Company Law and make all other filings or recordings required under the State Company Law all in a form mutually agreed upon by the Parties. The Merger shall become effective at: (a) the date and time the Certificate of Merger relating to the Merger is duly filed with the Secretary of State of the State of Georgia, or (b) such subsequent time as SharkReach and MIM shall agree and as shall be specified in the Certificate of Merger (such time as the Merger becomes effective being the “Effective Time”).

2.4.        (i)    Effect of the Merger. The Merger shall have the effect provided therefor by the State Company Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (A) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to ownership interests, and all other choses in action, and all and every other interest of or belonging to or due to MIM or Aquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually become the property of the Surviving Company, as they were of MIM and Aquirer, as a group, and (B) all debts, liabilities, duties and obligations of MIM and Aquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of MIM and Aquirer, as a group, and neither the rights of creditors nor any liens upon the property of MIM or Aquirer, as a group, shall be impaired by the Merger, and may be enforced against the Acquirer.

(ii)   Tax Effect and Reporting. For U.S. federal income tax purposes, all parties to this Agreement intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will constitute, and is hereby adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code. Each of the parties hereto agrees to report the transactions described in this Agreement, consistent with the parties’ intentions as set forth above, and shall not take any position, or permit its affiliates to take any position (whether in connection with audits, tax returns or otherwise) that is inconsistent with such intentions, except as may be required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.  No party hereto shall take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

2.5.        Certificate of Incorporation; Bylaws; Directors and Officers. The Certificate of Incorporation and related articles of incorporation of the Acquirer shall continue in effect from and after the Closing as the Certificate of Incorporation and related articles of incorporation of the Surviving Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Company Law. The Bylaws of the Acquirer shall continue in effect from and after the Closing as the Bylaws of the Surviving Company until thereafter amended in accordance with their terms, the Certificate of Incorporation and related articles of incorporation of the Surviving Company and as provided by the State Company Law. The Officers and Directors of the Acquirer at the Effective Time shall continue to be the Officers Directors of the Surviving Company after the Closing, in each case, to hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s Certificate of Incorporation and related articles of incorporation and bylaws.

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2.6.        Merger Consideration; Effect on Ownership Interests. By virtue of the Merger and without any action on the part of Aquirer, MIM, or the MIM Owners, all Ownership Interests issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and the MIM Owners shall be entitled to receive the following from SharkReach:

(i)	Initial Shares. (A) Subject to the provisions hereof, immediately upon the full signing of this Agreement, $3,000,000 worth of SharkReach Common Shares (the “Initial Shares”), as determined pursuant to Section 2.6(iii) below, shall be issued and delivered by SharkReach to the MIM Owners, to be held subject to the provisions of Section 7.6 hereof. The MIM Owners will agree to the hold the Initial Shares until Closing, at which time the Initial Shares shall be deemed to have been delivered to the MIM Owners. At Closing, seventy percent (70%) of the Initial Shares shall be deemed to have been released and delivered to MMI and thirty percent (30%) of the Initial Shares shall be deemed to have been released and delivered to VC ; plus

(B) An additional $4,400,000 worth of Acquisition Shares, as determined pursuant to Section 2.6(iii) below, shall be issued and delivered by SharkReach to the MIM Owners as follows: (i) $1,500,000 worth of SharkReach Common Shares shall be delivered six (6) months after Closing; (ii) an additional $1,500,000 worth of SharkReach Common Shares shall be delivered nine (9) months after Closing, and, (iii) the remaining $1,400,000 worth of SharkReach Common Shares shall be delivered twelve (12) months after Closing (the “Additional Shares”). Seventy percent (70%) of the Additional Shares shall be issued and delivered to MMI and thirty percent (30%) of the Additional Shares shall be issued and delivered to VC; plus

(ii)	Cash. (A) A cash payment of $3,000,000 shall be payable by SharkReach to the MIM Owners at Closing, with seventy percent (70%) of the payment being delivered to MMI and thirty percent (30%) of the payment being delivered to VC; plus

(B) An additional payment of $2,000,000 shall be payable by SharkReach to the MIM Owners in installments commencing twelve (12) months after Closing, due and payable as follows: The additional $2,000,000 payment shall be payable to the MIM Owners, in cash and/or SharkReach Common Shares (at SharkReach’s option) (the “Note Consideration”), with the first $1,000,000 due and payable 12 months after Closing and the balance ($1,000,000) due and payable twenty-four (24) months after Closing. Seventy percent (70%) of the Note Consideration shall be delivered to MMI and thirty percent (30%) of the Note Consideration shall be delivered to VC. SharkReach will execute and deliver a Note to each MIM Owner for their respective portions of both of these payments at Closing.

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(iii)       Computation of Acquisition Shares to be Issued. The number of the Initial Shares to be issued and delivered at Closing (and the Additional Shares and/or Note Consideration (if paid in SharkReach Common Shares) to be delivered to the the MIM Owners after Closing) in accordance with Section 2.6(i) and (ii) above shall be computed using the average of the closing prices of the SharkReach’s voting common stock on the OTC Markets for the twenty (20) trading days immediately preceding the date that such Acquisition Shares are required to be issued pursuant to this Agreement. All Acquisition Shares issued under this Agreement shall be SharkReach Common Shares, duly authorized, validly issued, fully paid and non-assessable.

(iv)       Earn-Out Shares. (A) Following and during the initial two and one-half (2 - ½) years immediately following the Closing, an earn-out of an aggregate of $2,000,000 worth of SharkReach Common Shares will be issued and delivered by SharkReach to the MIM Owners, on a (70% / 30%) pro-rata basis, with seventy percent (70%) to MMI and thirty percent (30%) to VC. Such initial earn-out shares shall be issued and delivered on the last day of each 3 month quarter immediately following the Closing, in equal installments of $200,000 worth of SharkReach Common Shares (i.e. $2,000,000 ÷ 10 = $200,000) per quarter.

(B)   In addition, commencing twelve months after Closing, a second earn-out of an aggregate of $2,000,000 worth of SharkReach Common Shares will be issued and delivered by SharkReach to the MIM Owners, on a (70% / 30%) pro-rata basis, with seventy percent (70%) to MMI and thirty percent to VC. Such second earn-out shares shall be issued and delivered on a quarterly basis as in the same manner as the initial earn-out, except that the second earn-out will be issued in equal installments of $333,333.33 worth of SharkReach Common Shares (i.e. $2,000,000 ÷ 6 = $333,333.33 per quarter) (the initial and second earn-out shares to be issued and delivered to the MIM Owners pursuant to this Section 2.6 shall hereinafter collectively be referred to as the “Earn-Out Shares”).

(C)   Both the initial earn-out and the second earn-out shares shall be paid in full to the MIM Owners within two and one-half (2 - ½) years from the date of the Closing. Further, the number of Earn-Out Shares to be issued and delivered shall be computed using the average of the closing prices of the SharkReach’s voting common stock on the OTC Markets for the twenty (20) trading days immediately preceding the end of the particular quarter for which such Earn-Out Shares are being issued.

All of the shares of SharkReach voting common stock to be issued and delivered to the MIM Owners in exchange for the Ownership Interests pursuant to this Section 2.6, including but not limited to the Initial Shares, the Additional Shares, the Note Consideration and the Earn-Out Shares, plus the cash amounts payable pursuant to this Section 2.6, are referred to herein collectively as the “Merger Consideration.”

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(v)          Lock-Up Agreements. At Closing, the MIM Owners will execute a mutually agreeable (to all Parties) Lock-Up Agreement. The Lock-Up Agreement will restrict the MIM Owners from selling above a certain amount of the Acquisition Shares received by them when they become available to sell on the open market pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder or any other rule or regulation. The agreement shall state that the MIM Owners shall not sell in excess of twenty (20%) percent of the average daily trading volume of the SharkReach Common Shares over the ninety (90) days preceding such sale. If an MIM Owner sells any of the Acquisition Shares received by it via any private, non-open market transaction, the Lock-Up restriction will carry forward to any and all transferees. The Lock-Up Agreement and its restrictions shall expire with respect to each issuance of Acquisition Shares twelve months following the date that such Acquisition Shares are eligible to be sold pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder.

2.7         Adherence with Applicable Securities Laws. The MIM Owners agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to SharkReach;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)	the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to SharkReach an opinion of counsel to that effect or such other written opinion as may be reasonably required by SharkReach.

The MIM Owners acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF SHARKREACH AND THE ACQUIRER

Representations and Warranties

3.1         SharkReach and Acquirer represent and warrant in all material respects to MIM and the MIM Owners, with the intent that they will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

SharkReach - Corporate Status and Capacity

(a)	Incorporation. SharkReach is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada.

(b)	Carrying on Business. SharkReach carries on business primarily in the State of California and does not carry on any material business activity in any other jurisdiction. Except as disclosed in the reports filed by SharkReach with the Securities and Exchange Commission, SharkReach does not currently conduct business, except for the actual operations of the corporation which are carried on in the State of California, and does not carry on any other material business activity in any other jurisdictions. SharkReach is duly authorized to carry on such business in the State of California. The nature of the SharkReach Business does not require SharkReach to register or otherwise be qualified to carry on business in any other jurisdictions. Except as set forth in Schedule 3.1(d), the information disclosed in the reports filed by SharkReach with the Securities and Exchange Commission remains true, correct and complete in all material respects and the information in C. of the Whereas portion of this Agreement remains true and correct.

(c)	Corporate Capacity. SharkReach has the corporate power, capacity and authority to own the SharkReach Assets and to enter into and complete this Agreement on the terms and conditions contained herein.

(d)	Reporting Status; Listing. SharkReach is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the SharkReach Common Shares are quoted on the OTC (Pink) Markets; and except as set forth on Schedule 3.1(d) has filed all reports required to be filed with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, and except (i) as may be disclosed in the filings set forth in Schedule 3.1(d) at the time such filings are made and (ii) for the pendency of the Merger the subject of this Agreement, there have been no changes that would have a material adverse effect on the SharkReach Business since SharkReach’s last filing.

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(e)	Subsidiaries. Other than the Acquirer (of which SharkReach is the sole shareholder), SharkReach does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Acquirer - Corporate Status and Capacity

(f)	Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Georgia, and is in good standing with the office of the Secretary of State for the State of Georgia;

(g)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

(h)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement on the terms and conditions contained herein;

SharkReach - Capitalization

(i)	Authorized Capital. The authorized capital of SharkReach consists of 200,000,000 SharkReach Common Shares, $0.001 par value; the Board of Directors and a majority of the shareholders of SharkReach have approved an increase in authorized capital of SharkReach to 220,000,000 SharkReach Common Shares, and an amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of blank check preferred stock, $0.001 par value. The preferred stock shall be issued to Steve Smith, Chairman of the Board of SharkReach, and shall entitle him to 51% of the voting power of all classes of stock otherwise entitled to vote on any action requiring shareholder approval and to no other dividend or preference. The preferred stock shall expire at the earliest of (1) the date the SharkReach Common Shares are listed on a national securities exchange, (2) the completion of a underwritten public offering resulting in aggregate proceeds to the Company of not less than Forty Million Dollars ($40,000,000).

(j)	No Option. Except as set forth of Schedule 3.1(j), no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of SharkReach Common Shares or, aside from the right of the Chairman of the Board of SharkReach as referenced in Section 3.1(i), for the purchase, subscription or issuance of any of the unissued shares in the capital of SharkReach; the Board of Directors and a majority of the shareholders of SharkReach have approved three (3) stock option plans, as follows (i) the SharkReach, Inc. 2016 Executive Equity Incentive Plan; (ii) the SharkReach, Inc. 2016 Non- Executive Equity Incentive Plan and the (ii) SharkReach, Inc. 2016 Equity Incentive Plan

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Acquirer Capitalization

(k)	Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.0001 par value, of which one share of common stock is presently issued and outstanding and held by SharkReach;

(l)	No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

SharkReach - Applicable Laws and Legal Matters

(m)	Licenses. SharkReach holds all licenses and permits as may be requisite for carrying on the SharkReach Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SharkReach Business;

(n)	Applicable Laws. Neither SharkReach nor Acquirer have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they or either of them are subject or which apply to them or either of them, the violation of which would have a material adverse effect on the SharkReach Business or on the rights of the SharkReach Common Shares, and to the knowledge of SharkReach and Acquirer,. neither, SharkReach nor Acquirer is in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the SharkReach Business or on the rights of the SharkReach Common Shares;

(o)	Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to SharkReach, Acquirer, the SharkReach Business, or any of the SharkReach Assets nor does SharkReach or Acquirer have any knowledge of any deliberate act or omission of SharkReach or Acquirer that would form any material basis for any such action or proceeding;

(p)	No Bankruptcy. SharkReach has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SharkReach and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SharkReach;

(q)	Labor Matters. SharkReach is not a party to any collective agreement relating to the SharkReach Business with any labor union or other association of employees and no part of the SharkReach Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of SharkReach, has made any attempt in that regard;

(r)	Finder's Fees. Neither SharkReach nor Acquirer is a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

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Execution and Performance of Agreement

(s)	Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SharkReach and the Acquirer;

(t)	No Violation or Breach. The execution and performance of this Agreement will not:

i.	violate the charter documents of SharkReach or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SharkReach or the Acquireris a party,

ii.	give any person any right to terminate or cancel any agreement including, without limitation, the SharkReach Material Contracts, or any right or rights enjoyed by SharkReach or the Acquirer,

iii.	result in any alteration of SharkReach’s or the Acquirer’s obligations under any agreement to which SharkReach or the Acquirer is a party including, without limitation, the SharkReach Material Contracts,

iv.	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the SharkReach Assets,

v.	result in the imposition of any tax liability to SharkReach or the Acquirer relating to the SharkReach Assets, or

vi.	violate any court order or decree to which either SharkReach or the Acquirer is subject;

SharkReach - Acquisition Shares

(u)	Acquisition Shares. The Acquisition Shares and all the SharkReach Common Shares, when delivered to the MIM Owners pursuant to the Merger, shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares and all the SharkReach Common Shares shall be transferable upon the books of SharkReach, in all cases subject to the provisions and restrictions of all applicable securities laws.

SharkReach - Disclosure

The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by SharkReach and Aquirer to MIM and the MIM Owners pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to SharkReach or Aquirer which presently or may in the future have, other than as may be disclosed on any written supplements delivered by SharkReach and Aquirer to MIM and the MIM Owners at or prior to the Closing Date to reflect any material changes between the date of execution of this Agreement and the Closing Date, a material adverse effect on SharkReach’s business, properties, assets, prospects, operations or (financial or other) condition related to the Business of SharkReach or the rights of the SharkReach Common Shares which has not been specifically disclosed herein or in a schedule furnished herewith, other than general economic conditions affecting the SharkReach Business generally. Further, the Parties understand that the inclusion of any item on any schedule shall also apply to other schedules to the extent it is reasonably apparent from the face of the disclosure that such disclosure would also apply to such other schedules, and that such disclosure shall not be construed as an indication of the materiality or lack thereof of such item.

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Non-Merger and Survival

3.2         Subject to disclosure via supplement at or prior to the Closing Date to reflect any material changes between the date of execution of this Agreement and the Closing Date, the representations and warranties of SharkReach and Acquirer contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a Party from any such representation or warranty) or any investigation made by MIM or the MIM Owners, the representations and warranties of SharkReach and Acquirer set forth in Section 3.1 shall survive the Closing for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. The remaining representations and warranties of SharkReach and Acquirer set forth in this Article 3 shall survive for a period of four years following the Closing.

Indemnity

3.3         Subject to Section 11.3, SharkReach and Acquirer jointly and severally agree to indemnify and save harmless MIM and the MIM Owners and their Affiliates and their respective representatives (collectively, the "MIM Indemnitees") from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of SharkReach or Acquirer to defend any such claim), resulting from the breach by either or both of them of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SharkReach or Acquirer to MIM or the MIM Owners hereunder. The MIM Owners shall promptly notify SharkReach and Acquirer upon learning of any basis for a claim for indemnification by any MIM Indemnitees.

ARTICLE 4

COVENANTS OF SHARKREACH

Covenants

4.1         SharkReach and Acquirer covenant and agree with MIM and the MIM Owners that they each (except as otherwise noted) will:

(a)	Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business. Until the Closing, use its best efforts to preserve the SharkReach Business and the SharkReach Assets and, without limitation, preserve for MIM SharkReach’s relationships with any third party having business relations with them;

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(c)	Access. Until the Closing, give MIM, the MIM Owners, and their representatives full access to all of the properties, books, contracts, commitments and records of SharkReach and Acquirer, and furnish to MIM, the MIM Owners and their representatives all such information as they may reasonably request;

(d)	Procure Consents. Until the Closing, and subject to Section 6.1(d), take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the SharkReach Assets; and

(e)	SEC Filings. For a period of four years following Closing, SharkReach will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by SharkReach with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934; and that it will take such further action as any of the MIM Owners may reasonably request, all to the extent required from time to time to enable the MIM Owners to sell the Acquisition Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, subject to any limitations agreed to hereunder or in the Lock-Up Agreements. Also for a period of four years following Closing, SharkReach will comply with the provisions of Section 13(b)(2) of the Securities Exchange Act of 1934.

(f)	Name Change. As soon as practicable following the Closing, change the name of the Surviving Company to Mastermind Involvement Marketing, Inc. by filing articles of amendment with the Georgia Secretary of State and taking any other necessary or appropriate action.

(g)	Piggyback. If SharkReach offers piggyback registration rights in connection with any other acquisition, SharkReach shall permit the MIM Owners and their Acquisition Shares to participate in any such registration on the best terms granted by SharkReach in any other acquisition.

Authorization

4.2         SharkReach hereby agrees, upon request, to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting SharkReach to release any and all information in their possession respecting SharkReach and Acquirer to MIM. SharkReach shall promptly execute and deliver to MIM any and all consents to the release of information and specific authorizations which MIM reasonably requires to gain access to any and all such information.

Survival

4.3         The covenants set forth in Section 4.1(e), (f) and (g) and SharkReach’s covenant to pay accountants as provided in Section 6.1(f) shall survive the Closing for a period of four years for the benefit of MIM and the MIM Owners.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

MIM AND THE MIM OWNERS

Representations and Warranties

5.1         Except as set forth in referenced disclosure schedules included with this Agreement (and a disclosure in a disclosure schedule shall qualify other representations and warranties in other schedules to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to other schedules), MIM and the MIM Owners (jointly as to representations and warranties regarding MIM and severally by each of the MIM Owners as to representations and warranties regarding that MIM Owner and its respective Ownership Interest and the like – it being understood and agreed that each MIM Owner makes representations and warranties regarding itself and its Ownership interest and the like only as to itself and its Ownership Interest), represent and warrant in all material respects to SharkReach and Acquirer, with the intent that they will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

MIM - Corporate Status and Capacity

(a)	Organized. MIM is a limited liability company duly organized and validly subsisting under the laws of the State of Georgia, and is in good standing with the office of the Secretary of State for the State of Georgia.

(b)	Carrying on Business. MIM carries on business primarily in the State of Georgia and does not carry on any material business activity in any other jurisdiction. MIM has an office in Atlanta, Georgia and in no other locations. The nature of the MIM Business does not require MIM to register or otherwise be qualified to carry on business in any other jurisdiction.Reference is made to Schedule 5.1(b).

(c)	Corporate Capacity. MIM has the corporate power, capacity and authority to own MIM Assets, to carry on the Business of MIM and to enter into and complete this Agreement.

MIM - Capitalization

(d)	Ownership of Ownership Interests. Except as referenced in Schedule 5.1(d), the MIM Owners are the record owner of and have good and valid title to the Ownership Interests, free and clear of all encumbrances. The Ownership Interests constitute 100% of the total issued and outstanding membership interests in MIM. The Ownership Interests have been duly authorized and are validly issued, fully-paid and non-assessable.

(e)	No Option. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any ownership interests in MIM or obligating the MIM Owners or MIM to issue or sell any ownership interests (including the Ownership Interests), or any other interest, in MIM. Other than the articles or certificate of formation or organization, and its limited liability company agreement or operating agreement (the “Organizational Documents”), there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Ownership Interests. Reference is made to Schedule 5.1(e).

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(f)	No Restrictions. Except as referenced in Schedule 5.1(f), there are no restrictions on the transfer, sale or other disposition of Ownership Interests not contained in the Organizational Documents of MIM or under any agreement.

(g)	Compliance with Laws. The Ownership Interests were issued in compliance with applicable Laws. The Ownership Interests were not issued in violation of the Organizational Documents of MIM or any other agreement, arrangement or commitment to which the MIM Owners or MIM is a party and are not subject to or in violation of any preemptive or similar rights of any Person. Reference is made to Schedule 5.1(g).

MIM - Records and Financial Statements

(h)	Charter Documents. The Organizational Documents of MIM have not been altered since its organization date, except as filed in the record books of MIM; reference is made to Schedule 5.1(h).

(i)	Corporate Book. The corporate book of MIM and each of the minutes or written consent actions contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by MIM which required members’ approval are reflected in the corporate book of MIM or were otherwise authorized. MIM is not in violation or breach of, or in default with respect to, any term of its Certificates of Organization (or other Organizational Documents). Reference is made to Schedule 5.1 (i).

(j)	MIM Financial Statements. Except as referenced in Schedule 5.1(j), the financial statements of MIM, consisting of the unaudited balance sheet of MIM as at September 30, 2015 and 2014, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended, and the unaudited balance sheet of MIM as at March 31, 2016 and December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended (the “MIM Financial Statements”), present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of MIM, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the MIM Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied.

(k)	MIM Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of MIM which are not disclosed in Schedule “K” hereto or reflected in the MIM Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the MIM Financial Statements, and MIM has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of MIM as of March 31, 2016 are described in Schedule “K” hereto.. Reference also is made to Schedule 5.1(k).

(l)	MIM Accounts Receivable. All MIM Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of MIM, any claim by the obligor for set-off or counterclaim; reference is made to Schedule 5.1(l).

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(m)	MIM Bank Accounts. All of the MIM Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “M” hereto.

(n)	No Debt to Related Parties. Except as disclosed in Schedule “N” hereto, MIM is not, and on Closing will not be, materially indebted to the MIM Owners nor to any family member thereof, nor to any affiliate, director or officer of MIM or the MIM Owners except accounts payable on account of bona fide business transactions of MIM incurred in normal course of MIM Business, including employment and service agreements with the MIM Owners, none of which are more than 30 days in arrears.

(o)	No Related Party Debt to MIM. Neither the MIM Owners nor any manager, officer or affiliate of MIM are now indebted to or under any financial obligation to MIM on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total and except as otherwise provided in Schedule 5.1(o).

(p)	No Dividends. Except as otherwise provided in Schedule 5.1(p), no dividends or other distributions on any Ownership Interests of MIM have been made, declared or authorized since the date of the March 31, 2016 MIM Financial Statements;

(q)	No Payments. No payments of any kind have been made or authorized since the March 31, 2016 MIM Financial Statements to or on behalf of the MIM Owners or to or on behalf of officers, manager, owners or employees of MIM or under any management agreements with MIM, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them and except as otherwise provided in Schedule 5.1(q).

(r)	No Pension Plans. Except as referenced on Schedule 5.1(r), there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting MIM.

(s)	No Adverse Events. Since the date of the MIM Financial Statements and except as otherwise provided in Schedule 5.1(s):

(i)	there has not been any material adverse change in the consolidated financial position or condition of MIM, its liabilities or the MIM Assets or any damage, loss or other change in circumstances materially affecting MIM, the MIM Business or the MIM Assets or MIM’s right to carry on the MIM Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting MIM, the MIM Business or the MIM Assets,

(iii)	there has not been any material increase in the compensation payable or to become payable by MIM to the MIM Owners or to any of MIM's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the MIM Business has been and continues to be carried on in the ordinary course,

(v)	MIM has not waived or surrendered any right of material value,

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(vi)	MIM has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

MIM - Income Tax Matters

(t)	Tax Returns. Except as set forth on Schedule 5.1(t), all tax returns and reports of MIM required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by MIM or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid.

(u)	Current Taxes. Except as set forth on Schedule 5.1(u), adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by MIM. MIM is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

MIM - Applicable Laws and Legal Matters

(v)	Licenses. MIM holds all licenses and permits as may be requisite for carrying on the MIM Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the MIM Business and except as otherwise provided in Schedule 5.1(v).

(w)	Applicable Laws. MIM has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the MIM Business, and, to MIM’s knowledge, MIM is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the MIM Business. Reference is made to Schedule 5.1(w).

(x)	Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to MIM, the MIM Business, or any of the MIM Assets, nor does MIM have any knowledge of any deliberate act or omission of MIM that would form any material basis for any such action or proceeding. Reference is made to Schedule 5.1(x).

(y)	No Bankruptcy. MIM has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against MIM and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of MIM.

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(z)	Labor Matters. MIM is not a party to any collective agreement relating to the MIM Business with any labor union or other association of employees and no part of the MIM Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of MIM, has made any attempt in that regard and MIM has no reason to believe that any current employees will leave MIM's employ as a result of this Merger.

(aa)	Finder's Fees. MIM is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein except for a brokerage fee payable to Solganick & Co; Neither SharkReach nor Acquirer shall be responsible for any amounts payable to Solganick & Co.

Execution and Performance of Agreement

(bb)	Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of MIM;

(cc)	No Violation or Breach. Except as provided in Schedule 5.1(cc), the execution and performance of this Agreement will not:

(i)	violate the Organizational Documents of MIM or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which MIM is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, MIM Material Contracts, or any right or rights enjoyed by MIM,

(iii)	result in any alteration of MIM's obligations under any agreement to which MIM is a party including, without limitation, the MIM Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the MIM Assets,

(v)	result in the imposition of any tax liability to MIM relating to MIM Assets or the Ownership Interests, or

(vi)	violate any court order or decree to which either MIM is subject;

MIM Assets - Ownership and Condition

(dd)	Business Assets. The MIM Assets comprise all of the property and assets of the MIM Business, and neither the MIM Owners nor any other person, firm or corporation owns any assets used by MIM in operating the MIM Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “O” or “R” hereto. Reference is made to Schedule 5.1(dd).

(ee)	Title. MIM is the legal and beneficial owner of the MIM Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “O” or “R” hereto or as provided in Schedule 5.1(ee).

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(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the MIM Assets; reference is made to Schedule 5.1(ff).

(gg)	MIM Insurance Policies. MIM maintains the public liability insurance and insurance against loss or damage to the MIM Assets and the MIM Business as described in Schedule “P” hereto; reference is made to Schedule 5.1 (gg).

(hh)	MIM Material Contracts. The MIM Material Contracts listed in Schedule “R” constitute all of the material contracts of MIM;

(ii)	No Default. There has not been any default in any material obligation of MIM or any other party to be performed under any of MIM Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and MIM is not aware of any default in the obligations of any other party to any of the MIM Material Contracts. Reference is made to Schedule 5.1 (ii).

(jj)	No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of MIM. MIM is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law. Reference is made to Schedule 5.1(jj).

MIM Assets - MIM Equipment

(kk)	MIM Equipment. The MIM Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

MIM Assets - MIM Goodwill and Other Assets

(ll)	MIM Goodwill. MIM carries on the MIM Business only under the name " Mastermind Involvement Marketing, LLC" and variations thereof and under no other business or trade names. MIM does not have any knowledge of any infringement by MIM of any patent, trademark, copyright or trade secret. Reference is made to Schedule 5.1(ll).

The Business of MIM

(mm)	Maintenance of Business. Since the date of the MIM Financial Statements, the MIM Business has been carried on in the ordinary course and MIM has not entered into any material agreement or commitment except in the ordinary course; and

(nn)	Subsidiaries. MIM does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

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MIM - Disclosure

The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by MIM and the MIM Owners to SharkReach and Aquirer pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to MIM or the MIM Owners which presently or may in the future have, other than as may be disclosed on any written supplements delivered by MIM and the MIM Owners to SharkReach and Aquirer at or prior to the Closing Date to reflect any material changes between the date of execution of this Agreement and the Closing Date, a material adverse effect on MIM’s business, properties, assets, prospects, operations or (financial or other) condition related to the Business of MIM which has not been specifically disclosed herein or in a schedule furnished herewith, other than general economic conditions affecting the MIM Business generally. Further, the Parties understand that the inclusion of any item on any schedule shall also apply to other schedules to the extent it is reasonably apparent from the face of the disclosure that such disclosure would also apply to such other schedules, and that such disclosure shall not be construed as an indication of the materiality or lack thereof of such item.

Non-Merger and Survival

5.2         Subject to disclosure via supplement at or prior to the Closing Date to reflect any material changes between the date of execution of this Agreement and the Closing Date, the representations and warranties of MIM and the MIM Owners contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a Party from any such representation or warranty) or any investigation made by SharkReach, the representations and warranties of MIM and the MIM Owners set forth in Section 5.1 shall survive the Closing for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. The remaining representations and warranties of MIM and the MIM Owners set forth in this Article 5 shall survive for a period of four years following the Closing.

Indemnity

5.3         Subject to Section 11.3 and as otherwise provided in this Section 5.3, MIM and the MIM Owners jointly and severally agree to indemnify and save harmless SharkReach and Acquirer and their Affiliates and their respective representatives (collectively, the "SharkReach Indemnitees") from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of MIM or the MIM Owners to defend any such claim), resulting from the breach by MIM of any representation or warranty of such Party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by MIM or the MIM Owners to SharkReach or Acquirer hereunder. In addition, the MIM Owners severally agree to indemnify and save harmless SharkReach and Acquirer and their Affiliates and their respective representatives (collectively, the "SharkReach Indemnitees") from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of MIM or the MIM Owners to defend any such claim), resulting from the breach by either of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the MIM Owners to SharkReach or Acquirer hereunder – it being understood and agreed that each MIM Owner makes representations and warranties regarding itself and its Ownership Interest and the like only as to itself and its Ownership Interest. SharkReach and Acquirer shall promptly notify The MIM Owners upon learning of any basis for a claim for indemnification by any SharkReach Indemnitees.

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ARTICLE 6

COVENANTS OF MIM AND

THE MIM OWNERS

Covenants

6.1         MIM and the MIM Owners covenant and agree with SharkReach that they will:

(a)	Conduct of Business. Until the Closing, conduct the MIM Business diligently and in the ordinary course consistent with the manner in which the MIM Business generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business. Until the Closing, use their best efforts to preserve the MIM Business and the MIM Assets and, without limitation, preserve for SharkReach MIM’s relationships with their suppliers, customers and others having business relations with them;

(c)	Access. Until the Closing, give SharkReach and its representatives full access to all of the properties, books, contracts, commitments and records of MIM relating to MIM, the MIM Business and the MIM Assets, and furnish to SharkReach and its representatives all such information as they may reasonably request;

(d)	Procure Consents. Except as may be disclosed on Schedule 6.1(d), prior to the Closing, neither MIM nor the MIM Owners have taken or shall take any steps to obtain, prior to Closing, any third party consents required to permit the Merger and to preserve and maintain the MIM Assets, including the MIM Material Contracts, notwithstanding the change in control of MIM arising from the Merger.

(e)	[Intentionally Deleted]

(f)	Audited Financial Statements. Immediately upon execution of this Agreement, as required by Section 7.1 below, the MIM Owners and MIM shall take any and all actions reasonably required to cooperate with the furnishing of any and all financial information of MIM to SharkReach and/or SharkReach’s auditors or accountants that may be required for the preparation of (i) the audited financial statements of MIM for the fiscal years ended September 30, 2015 and 2014, and (ii) the unaudited financial statements of MIM as of March 31, 2016, or any other financial statements required under the rules and regulations promulgated by the SEC required for any filings to be made with the SEC and in compliance with applicable SEC rules and regulations, which include all notes and schedules attached thereto), all of which shall be true, complete and correct, and shall been prepared from the books and records of MIM in accordance with GAAP consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of MIM as of the dates thereof and for the periods covered thereby as well as any pro-forma financial statements required in accordance with any rule or regulation promulgated with the SEC in form and content required to be included in any required SEC filing; it being agreed and understood by the Parties that SharkReach shall pay for all accounting services to be performed in coordination with SharkReach’s Public Company Accounting Oversight Board qualified auditing firm, Anton & Chia, related to the preparation and completion of such audited and unaudited financial statements. MIM and the MIM Owners acknowledge that the completion of the audit and delivery of MIM’s financial statements is a condition of the Closing; thus, all Parties shall take all reasonable action in order to expedite the audit process.

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(g)	Non-competition; Non-solicitation. For a period of three (3) years commencing on the Closing Date (the "Restricted Period"), the MIM Owners shall not, and shall not permit any of their Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between SharkReach or the Surviving Company and customers or suppliers of SharkReach or the Surviving Company. Notwithstanding the foregoing, the MIM Owners may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the MIM Owners are not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

During the Restricted Period, the MIM Owners shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any employee of SharkReach or the Surviving Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this (g)6.1(g) shall prevent the MIM Owners or any of their Affiliates from hiring (i) any employee whose employment has been terminated by SharkReach or the Surviving Company or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

During the Restricted Period, the MIM Owners shall not, and shall not permit any of their Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of SharkReach or the Surviving Company or potential clients or customers of SharkReach or the Surviving Company for purposes of diverting their business or services from SharkReach or the Surviving Company.

The MIM Owners acknowledge that a breach or threatened breach of this Section 6.1(g) would give rise to irreparable harm to SharkReach or Acquirer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by them of any such obligations, SharkReach and Acquirer shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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The MIM Owners acknowledge that the restrictions contained in this Section 6.1(g) are reasonable and necessary to protect the legitimate interests of SharkReach and Acquirer and constitute a material inducement to SharkReach and Acquirer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.1(g) should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law (but in no event greater in nature, scope or duration than now set forth in this Section 6.1(g)). The covenants contained in this Section 6.1(g) and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision in this Section 6.1(g) as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Reference is made to Section 11.4, which provides for the termination of Section 6.1(g) as provided therein.

Authorization

6.2           MIM hereby agrees, upon request, to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting MIM to release any and all information in their possession respecting MIM to SharkReach. MIM shall promptly execute and deliver to SharkReach any and all consents to the release of information and specific authorizations which SharkReach reasonably require to gain access to any and all such information.

Survival

6.3           The covenants set forth in Section 6.1(g) of this Article shall survive the Closing for the benefit of SharkReach for the times provided therein, subject however to Section 11.4.

ARTICLE 7

CONDITIONS PRECEDENT

Conditions Precedent in favor of SharkReach and Acquirer

7.1           SharkReach’s and Acquirer’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to SharkReach and/or Acquirer hereunder will have been mutually agreed upon by the Parties and executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by MIM or the MIM Owners at or prior to the Closing will have been complied with or performed;

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(c)	SharkReach shall have completed its review and inspection of the books and records of MIM and shall be satisfied with same in all material respects;

(d)	title to the Ownership Interests held by the MIM Owners and to the MIM Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by MIM in a form mutually agreed upon by the Parties and acceptable for filing with the Georgia Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)	any material adverse change in the financial position or condition of MIM, its liabilities or the MIM Assets or any damage, loss or other change in circumstances materially and adversely affecting the MIM Business or the MIM Assets or MIM's right to carry on the MIM Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)	any damage, destruction, loss or other event, including changes to any laws or statutes applicable to MIM or the MIM Business (whether or not covered by insurance) materially and adversely affecting MIM, the MIM Business or the MIM Assets;

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(h)	The actual receipt by SharkReach or Acquirer of at least $5.0 Million of funding from SharkReach’s investment banker or other source;

(i)	The MIM Owners shall have taken any and all actions reasonably required to cooperate with the furnishing of any and all information of MIM to SharkReach and their counsel that may be required for SharkReach to be reasonably sure that SharkReach will be able to comply with its obligation to file a current report on Form 8-K within four (4) business days following the Closing containing the requisite financial statements of MIM and the requisite Form 10-type disclosure regardingMIM; and

(j)	The completion and delivery of an audit of the balance sheets of MIM as of September 30, 2015 and 2014, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and to prepare and complete a review of the unaudited balance sheet of MIM as at March 31, 2016 and December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended, or any other financial statements required under the rules and regulations promulgated by the SEC required for any filings to be made with the SEC and in compliance with applicable SEC rules and regulations, which include all notes and schedules attached thereto).

(k)	The representations and warranties of MIM and the MIM Owners contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall remain true and correct as of such specific date), except where failure of such other representations or warranties to be so true and correct, individually or in the aggregate with all such failures, has not had and is not reasonably likely to have a material adverse effect on the MIM Business.

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Waiver by SharkReach and Acquirer

7.2           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SharkReach and Acquirer and any such condition may be waived in whole or in part by SharkReach and Acquirer at or prior to Closing by delivering to MIM a written waiver to that effect signed by SharkReach and Acquirer. In the event that the conditions precedent set out in the preceding section are not satisfied or waived on or before the Closing, SharkReach and Acquirer may terminate this Agreement in accordance with Section 7.6(d), whereupon SharkReach and Acquirer shall be released from all obligations under this Agreement except for the obligation to pay the accountants as provided in Section 6.1(f) and the confidentiality obligation under Section 7.7.

Conditions Precedent in Favor of MIM and the MIM Owners

7.3           The obligation of MIM and the MIM Owners to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to MIM and/or the MIM Owners hereunder will have been mutually agreed upon by the Parties and executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by SharkReach and/or Acquirer at or prior to the Closing will have been complied with or performed;

(c)	MIM and the MIM Owners shall have completed their review and inspection of the books and records of SharkReach and of Acquirer, and shall receive and complete their review and consideration of the terms of the SharkReach preferred shares and the stock option plans referenced in Section 3.1(j) of this Agreement, and MIM and the MIM Owners shall be satisfied with all of the same in all material respects;

(d)	the Certificate of Merger shall be executed by the Acquirer in a form mutually agreed upon by the Parties and acceptable for filing with the Georgia Secretary of State;

(e)	Mutual agreement by the Parties (and Dan Dodson, Jr. and Michael Gelfond) on employment agreements for each of Dan Dodson and Michael Gelfond (the “Employment Agreements”) that include the following minimum guaranteed terms, together with such other terms of employment that the Parties negotiate and agree upon. Such terms shall include an initial term of three (3) years, incentive bonuses, health insurance and retirement benefits, stock option plan participation, guaranteed annual increases in salary, non-compete, and other terms to be agreed between the Parties prior to Closing;

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(f)	subject to Article 8 hereof, there will not have occurred

(i)	any material adverse change in the financial position or condition of SharkReach, its liabilities or the SharkReach Assets or any damage, loss or other change in circumstances materially and adversely affecting SharkReach, the SharkReach Business or the SharkReach Assets or SharkReach’ right to carry on the SharkReach Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)	any damage, destruction, loss or other event, including changes to any laws or statutes applicable to SharkReach or the SharkReach Business (whether or not covered by insurance) materially and adversely affecting SharkReach, the SharkReach Business or the SharkReach Assets;

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(h)	The actual receipt by SharkReach or Acquirer of at least $5.0 Million of funding from SharkReach’s investment banker or other source;

(i)	The completion and delivery of an audit of the balance sheets of MIM as of September 30, 2015 and 2014, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and to prepare and complete a review of the unaudited balance sheet of MIM as at March 31, 2016 and December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended, or any other financial statements required under the rules and regulations promulgated by the SEC required for any filings to be made with the SEC and in compliance with applicable SEC rules and regulations, which include all notes and schedules attached thereto); and.

(j)	SharkReach will not have failed to make any required filings with the Securities and Exchange Commission; and

(k)	The representations and warranties of SharkReach and the Acquirer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall remain true and correct as of such specific date), except where failure of such other representations or warranties to be so true and correct, individually or in the aggregate with all such failures, has not had and is not reasonably likely to have a material adverse effect on the SharkReach Business.

Waiver by MIM and the MIM Owners

7.4           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of MIM and the MIM Owners and any such condition may be waived in whole or in part by MIM or the MIM Owners at or prior to the Closing by delivering to SharkReach a written waiver to that effect signed by MIM and the MIM Owners. In the event that the conditions precedent set out in the preceding section are not satisfied or waived on or before the Closing MIM and the MIM Owners may terminate this Agreement in accordance with Section 7.6(d), whereupon MIM and the MIM Owners shall be released from all obligations under this Agreement except for the (i) provisions of the Lock-Up Agreements and (ii) confidentiality obligation under Section 7.7.

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Nature of Conditions Precedent

7.5           The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each Party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other Party or Parties set forth in this Article.

Termination Prior to the Closing Date

7.6           This Agreement may be terminated at any time prior to the Closing Date:

(a)	By the written agreement of the Parties;

(b)	By MIM and the MIM Owners or SharkReach and Acquirer in the event that the Closing has not occurred within five business days following satisfaction or waiver of the Conditions Precedent set forth in Article 7;

(c)	By MIM and the MIM Owners or SharkReach and Acquirer in the event that the Closing has not occurred on or before November 30, 2016 and the Parties have not mutually agreed to extend such date in writing, then the Agreement may be terminated by MIM and the MIM Owners; and

(d)	By MIM and the MIM Owners, or by SharkReach and Acquirer, if the conditions set forth in Article 7 (for the benefit of the Parties seeking to terminate) shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) within thirty (30) days following delivery of written notice of such noncompliance; provided, however, a failure to deliver the Initial Shares to the MIM Owners within five (5) business days from the date of this Agreement pursuant to Section 2.6(i) shall entitle MIM and the MIM Owners to immediately terminate the Agreement.

In the event that this Agreement is terminated at anytime prior to the Closing Date pursuant to the provisions of this Section 7.6 or Article 8,(i) SharkReach and Acquirer shall be released from all obligations under this Agreement except for the obligation to pay the accountants as provided in Section 6.1(f) and the confidentiality obligation under Section 7.7, and (ii) MIM and the MIM Owners shall be released from all obligations under this Agreement except for the (i) provisions of the Lock-Up Agreements, and (ii) confidentiality obligation under Section 7.7. In addition, the Initial Shares shall be deemed to be cancelled, and MIM and the MIM Owners hereby authorize SharkReach to direct the cancellation of such Initial Shares without any further action required by or on behalf of MIM and/or the MIM Owners.

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Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the Parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section or Article 8, the Parties agree to return to one another any and all financial, technical and business documents delivered to the other Party or Parties in connection with the negotiation and execution (and any termination) of this Agreement and shall keep the terms of this Agreement and all information and documents received from MIM and the MIM Owners and SharkReach and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that SharkReach will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of SharkReach’ filings with the Securities and Exchange Commission.

No-Shop Provision

7.8           From the date hereof until the Closing or the earlier termination of this Agreement, the Parties hereto agree that they shall not, nor will they cause their directors, officers, manager, employees, agents and representatives to, directly or indirectly, solicit or entertain offers from, hold meetings or discussions with, or in any manner encourage, accept or consider any proposal of, any other person relating to the acquisition of either MIM or SharkReach, or MIM or controlling SharkReach ownership interests, shares of capital stock, securities convertible into or exchangeable for ownership interests or shares of capital stock, or their assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, original issuance, or otherwise.

ARTICLE 8

RISK

Material Change in the Business of MIM

8.1           If any material loss or damage to the MIM Business occurs prior to Closing and such loss or damage, in SharkReach' reasonable opinion, cannot be substantially addressed within thirty (30) days, SharkReach shall, within five (5) days following any such loss or damage, by notice in writing to MIM and the MIM Owners, at their option, either:

(a)	terminate this Agreement, in which case no Party will be under any further obligation to any other Party except as provided in Section 7.6; or

(b)	elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SharkReach' and Acquirer’s obligations to carry out the transactions contemplated hereby, be vested in MIM or Acquirer or otherwise adequately secured to the satisfaction of SharkReach and Acquirer on or before the Closing Date.

Material Change in the SharkReach Business

8.2           If any material loss or damage to the SharkReach Business or to Acquirer occurs prior to Closing and such loss or damage, in MIM's reasonable opinion, cannot be substantially addressed within thirty (30) days, MIM and the MIM Owners shall, within five (5) days following any such loss or damage, by notice in writing to SharkReach and Acquirer, at their option, either:

(a)	terminate this Agreement, in which case no Party will be under any further obligation to any other Party except as provided in Section 7.6; or

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(b)	elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to MIM's and the MIM Owners’ obligations to carry out the transactions contemplated hereby, be vested in SharkReach or Acquirer or otherwise adequately secured to the satisfaction of MIM and the MIM Owners on or before the Closing Date.

ARTICLE 9

CLOSING

Closing

9.1           The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by MIM and/or the MIM Owners

9.2           On or before the Closing, MIM and the MIM Owners will execute and deliver or cause to be executed and delivered to SharkReach:

(a)	the original or certified copies of the Organizational Documents of MIM and all corporate records, documents and instruments of MIM, and all books and accounts of MIM;

(b)	subject to Section 6.1(d),all reasonable consents or approvals obtained by MIM pursuant to Section 6.1(d) for the purposes of completing the Merger and preserving and maintaining the interests of MIM under any and all MIM Material Contracts and in relation to MIM Assets;

(c)	certified copies of such resolutions of the MIM Owners and manager of MIM as are required to be passed to authorize the execution, delivery and implementation of this Agreement and the documents to be signed pursuant to this Agreement;

(d)	an acknowledgement from MIM and the MIM Owners of the satisfaction or waiver of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by MIM;

(f)	the Employment Agreements (to be signed and delivered by Dan Dodson, Jr. and Michael Gelfond);

(g)	the Lock-Up Agreements; and

(h)	such other documents as required by the provisions of this Agreement or as SharkReach and/or Acquirer may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by SharkReach and/or Acquirer

9.3           On or before the Closing, SharkReach and/or Acquirer shall execute and deliver or cause to be executed and delivered to MIM and the MIM Owners:

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(a)	a cash payment of $3,000,000;

(b)	certified copies of such resolutions of the directors of SharkReach and Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement and the documents to be signed pursuant to this Agreement;

(c)	an acknowledgement from SharkReach and Acquirer of the satisfaction or waiver of the conditions precedent set forth in section 7.1 hereof;

(d)	the Certificate of Merger, duly executed by the Acquirer;

(e)	the Notes;

(f)	the Employment Agreements; and

(g)	such other documents as required by the provisions of this Agreement or as MIM and/or the MIM Owners may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10

CERTAIN POST-CLOSING MATTERS

Forthwith after the Closing, SharkReach, Acquirer, the Surviving Company and the MIM Owners agree to use all their best efforts and cooperate to:

(a)	file the Certificate of Merger with Secretary of State of the State of Georgia;

(b)	issue a news release reporting the Closing (in a form mutually agreeable to the Parties);

(c)	timely file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and, not more than 71 days following the filing of such Form 8-K, to file an amended Form 8-K which includes audited financial statements of MIM as well as pro forma financial information of MIM and SharkReach as required by Regulation SK as promulgated by the Securities and Exchange Commission;

(d)	timely file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the MIM Owners;

(e)	take any steps that may be mutually agreed upon by SharkReach and the MIM Owners to obtain any and all third party consents required to preserve and maintain the MIM Assets, including the MIM Material Contracts, notwithstanding the change in control of MIM arising from the Merger;

(f)	take steps to evidence and secure the rights and interest of the MIM Owners in and to the MIM names and service-marks (including, without limitation, the name Mastermind Involvement Marketing and all variations thereof), the Website (http://www.mastermindmarketing.com)(collectively referred to as the “MM IP”) until twelve months following the date that the Lock-Up restrictions under the Lock-Up Agreements have expired (the “Final Consideration Date”) – it being understood and agreed upon that neither SharkReack nor Acquirer will take any steps that would involve or result in a sale, transfer or encumbrance on the MIM IP at any time prior to the Final Consideration Date; and, following the Final Consideration Date, to promptly take any and all steps required to permanently transfer all right, title and interest in and to the MM IP to SharkReach; and

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(g)	use commercially reasonable efforts as may be required from time to time to remove or cure any violation of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on tradability of the SharkReach Common Shares.

ARTICLE 11

GENERAL PROVISIONS

Expenses

11.1       Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that the MIM Owners and MIM shall not be responsible for any amounts payable to the accountants of MIM, to Anton and Chia or to any other accountants for the completion and audit of the financial statements of MIM required to be delivered pursuant to Sections 6.1(f) and 7.1(j) hereof.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

11.2       This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction).

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ASSIGNMENT/THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF LOS ANGELES AND COUNTY OF LOS ANGELES, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED PURSUANT TO THIS AGREENMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED PURSUANT TO THIS AGREENMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.2.

Certain Limitations on Indemnities

11.3       The indemnification provided for in Section 3.3 and Section 5.3 shall be subject to the following limitations:

(a)           SharkReach and Acquirer shall not be liable to the MIM Indemnitees for indemnification until the aggregate amount of claims, demands, actions, etc for which indemnification is sought under Section 3.3 exceeds the amount of one hundred thousand dollars ($100,000.00) (the "Basket"), , in which event SharkReach and Acquirer shall be required to pay or be liable for all such amounts actually owing from the first dollar. The aggregate amount for which SharkReach and Acquirer shall be liable pursuant to Section 3.3 shall not exceed the amount of two hundred and fifty thousand dollars ($250,000.00) (the "Cap"). Notwithstanding the foregoing, and for purposes of clarification, there shall be no Basket and no Cap, and the limitations of this Section 11.3, shall not apply to obligations to pay the Merger Consideration or to the obligations under Articles 2, 4 and 6.1(f).

(b)           MIM and the MIM Owners shall not be liable to the SharkReach Indemnitees for indemnification until the aggregate amount of claims, demands, actions, etc. for which indemnification is sought under Section 5.3 exceeds the Basket, in which event MIM and the MIM Owners shall be required to pay or be liable for all such amounts actually owing from the first dollar. The aggregate amount for which MIM and the MIM Owners shall be liable pursuant to Section 5.3 shall not exceed the Cap. The MIM Owners may, at their election, pay any amount owing to the SharkReach Indemnitees via delivery of a portion of the Acquisition Shares valued at the then current market price.

All indemnification payments shall be treated by the Parties as an adjustment to the Merger Consideration for tax purposes, unless otherwise required by law.

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Certain Remedies

11.4       In the event (a) SharkReach or Acquirer defaults in the performance of any material obligation to the MIM Owners or either of them at any time following the Closing, or (b) there has been a change that would have a material adverse effect on the SharkReach Business since SharkReach’s last filing filed with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934 (other than (x) as may be disclosed in Schedule 3.1(d) hereof and (y) the pendency of the Merger that is the subject of this Agreement), and such default described in (a) or (b) above, is not cured within thirty (30) days following receipt of written notice of the default, then in addition to any and all other remedies available under this Agreement and/or under any document signed and delivered at Closing and/or law, the MIM Owners may: (i) immediately or at any time within thirty (30) days thereafter (i.e., following the 30 day cure period) terminate all the provisions of Section 6.1(g) (and Dan Dodson, Jr. and Mike Gelfond shall have the corresponding right to terminate all restrictive covenants in their respective Employment Agreements); and (ii) demand and receive the return to them of the MIM IP, whereupon SharkReach and Surviving Company shall have no further interest or rights therein.

Interpretation

11.5       For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Schedules and any Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Headings

11.6       The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Severability

11.7       If any term or provision of this Agreement is held by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.1(g), upon such determination by a Court of competent jurisdiction that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Public Announcements

11.8       Unless otherwise required by applicable law or stock exchange requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Further Assurances

11.9       Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Notice

11.10     Any notice required or permitted to be given by any Party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid certified or registered mail, or via reputable overnight delivery service. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by reputable overnight delivery service shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.11     The address for service of notice of each of the Parties hereto is as follows:

SharkReach or the Acquirer:

SharkReach, Inc.

205 Pier Ave., Suite 101

Hermosa Beach, California 90254

Attn:    Steve Smith, CEO

Phone:    (995) 321-8234

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With a copy to:

Sichenzia Ross Friedman Ference LLP,

61 Broadway, 32nd Floor

New York, NY 10006

Facsimile:      (212) 930-9725

E-mail: rfriedman@srff.com & acataneo@srff.com

Attention:     Richard Friedman &/or Andrea Cataneo

MIM or the MIM Owners

1450 West Peachtree Street

Atlanta, Georgia 30309

Attn:     Daniel Dodson,Jr., CEO

Phone: ____________

As to notices to MMI, with a copy to:

Bovis, Kyle, Burch and Medlin, LLC

200 Ashford Center North, Ste. 500

Atlanta, Georgia 30338

Attn: J. Wesley Skinner and David Drake

Change of Address

11.12     Any Party may, by notice to the other Parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Time of the Essence

11.13     Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.14     The provisions contained herein constitute the entire agreement among MIM, the MIM Owners, the Acquirer and SharkReach respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among MIM, the MIM Owners, the Acquirer and SharkReach with respect to the subject matter hereof. Any amendments to this Agreement must be in a writing signed by the Parties.

Inurement

11.15     This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties, and there are no third party beneficiaries of this Agreement.

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Assignment

11.16     No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

Counterparts

11.17     This Agreement may be executed in counterparts, each of which when executed by any Party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement in accordance with Section 11.11 will constitute proper delivery, provided that originally executed counterparts are delivered to the Parties within a reasonable time thereafter.

Applicable Law

11.18     This Agreement is subject to the laws of the State of California.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SHARKREACH, INC.

By:

Witness		Steve Smith, CEO

Name

Address

MIM ACQUISITION CORP.

By:

Witness		Steve Smith, CEO

Name

Address

MASTERMIND INVOLVEMENT MARKETING, LLC

By:

Witness		Daniel Dodson, Jr., CEO

Name

Address

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MASTERMIND MARKETING, INC.

By:

Witness		Daniel Dodson, Jr., President/CEO

Name

Address

VILLANTA CORPORATION

By:

Witness		Michael Gelfond, President

Name

Address

2133068

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Schedule X

SharkReach Accounts Receivable

$12,500.00 - due from GameFlip

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Schedule DD

SharkReach Equipment

None.

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Schedule GG

SharkReach Inventory

None.

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Schedule HH

SharkReach Material Contracts

LOI dated July 14, 2106 with BEAM Interactive & Relationship Marketing, LLC.

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Schedule 3.1(d)

SEC Filings

1.	SharkReach is obligated to file an amended Form 8-K (Amendment No. 3 to the original Form 8-K filed on October 13, 2015 reporting the acquisition of assets from SRI Seller, Inc. (fka SharkReach, Inc.)) which includes the following financial statements for SRI Seller, Inc. - an audit of SRI Seller for the 9-month stub period of January 1, 2015 through September 30, 2015; and

2.	SharkReach has not yet filed its Quarterly Reports on Form 10-Q for each of the Quarters ended December 31, 2015, March 31, 2016.

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Schedule 3.1(j)

SharkReach Rights, Notes, Options, and/or Convertible Securities

1.	SharkReach currently has obligations to issue shares to the following persons:

RedChip

SRFF

2.	SharkReach has the following Options

None.

3.	SharkReach has the following Convertible Notes

None.

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